EXHIBIT 99.1

[LOGO OF ROBOCOM]

                                           NASDAQ:RIMS
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Contact: Gary Fishman, gary.fishman@hudsonstone.com, 212-889-1727 x110
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                       Robocom Statement on Nasdaq Listing

MASSAPEQUA, N.Y., April 2, 2001 - Robocom Systems International Inc. (Nasdaq:
RIMS) announced that it has received notification from Nasdaq that the Company has failed to comply with the $1.00 minimum closing bid price requirement for continued listing. Starting April 5, 2001, the Company may appeal Nasdaq's decision. In the event the Company does not appeal, Robocom's stock will trade on the Over-The-Counter Bulletin Board, under the same symbol. C. Kenneth Morrelly, President and CEO of Robocom, said, "We are working on a number of fronts to maximize the value of Robocom for our shareholders." Separately, the Company also announced that Yacov Shamash has resigned as a member of the Board of Directors effective March 31, 2001.

                                      -END-

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Forward Looking Statements: This news release contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, among others, general economic and business conditions; industry trends; changes in demand for the Company's product; the timing of orders received from customers; announcements or changes in pricing policies by the Company or its competitors; unanticipated delays in the development, market acceptance or installation of the Company's products; availability of management; and availability, terms and deployment of capital.
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